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                                                       EXHIBIT 23.6


                      Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 10, 1998 (except for Note 11, as to which the date is February 24, 1999) with respect to the financial statements of Safariland Ltd., Inc. included in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-75053) and related Prospectus of Armor Holdings, Inc. for the registration of 6,125,000 shares of its common stock and 1,125,000 shares of the selling stockholders.



                                                 ERNST & YOUNG LLP

Riverside, California
April 14, 1999